Exhibit 4.6.1

                                JOINDER AGREEMENT

      THIS JOINDER AGREEMENT ("Joinder Agreement") dated as of December 21, 1998 among CONGOLEUM CORPORATION ("CONGOLEUM Corp."), CONGOLEUM INTELLECTUAL PROPERTIES, INC. ("Intellectual"), CONGOLEUM FINANCIAL CORPORATION ("Financial"; Congoleum Corp., Intellectual and Financial shall be referred to collectively as "Borrowers") and FIRST UNION NATIONAL BANK ("Lender"). All terms capitalized but not defined herein shall have the meanings given to such terms in the Loan Agreement (as such term is hereinafter defined).

                                   BACKGROUND

      A. Corporation and Lender entered into a certain Loan and Security Agreement ("Loan Agreement") dated as of December 18, 1998 pursuant to which Lender made available to the Borrowers the revolving credit facility described therein.

      NOW, THEREFORE, the parties agree as follows, intending to be legally bound.

      1. Intellectual and Financial, each individually, hereby: (a) shall be, become and is a Borrower under, in accordance with and subject to the terms and conditions of the Loan Agreement; (b) joins in and agrees to be bound by and to perform in accordance with the terms of the Loan Agreement; (c) confirms that Borrowers are jointly and severally liable to Lender for all the Liabilities;
(d) hereby pledges, transfers, assigns and delivers and grants to Lender a lien on and security interest in and to the Collateral; and (e) confirms the truth and accuracy of the representations and warranties in the Loan Agreement as of the date hereof insofar as they relate to it.

      2. Intellectual and Financial, each individually, hereby agrees to deliver to Lender within twenty (20) days of the execution hereof such UCC-1 financing statements and other documents and agreements as Lender may request to perfect its interest in the Collateral owned by them. Borrowers hereby agree that failure to deliver such agreements within twenty (20) days of execution hereof shall constitute an Event of Default under the Loan Agreement.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Joinder Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CONGOLEUM CORPORATION                     CONGOLEUM INTELLECTUAL
                                          PROPERTIES, INC.

By:                                       By:
   ----------------------------              ----------------------------
   Howard N. Feist III                       Name:
   Sr. Vice President - Finance              Title:


CONGOLEUM FINANCIAL CORPORATION           FIRST UNION NATIONAL BANK


By:                                       By:
   ----------------------------              ----------------------------
   Name:                                       Name:
   Title:                                      Title: